Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of January 18, 2016

(In alphabetical order)

AMVEST Coal & Rail, LLC (a Virginia limited liability company)	CONSOL Mining Holding Company LLC (a Delaware limited
AMVEST Coal Sales, Inc. (a Virginia corporation)	liability company)
AMVEST Corporation (a Virginia corporation)	CONSOL of Canada Inc. (a Delaware corporation)
AMVEST Gas Resources, Inc. (a Virginia corporation)	CONSOL of Central Pennsylvania LLC (a Pennsylvania limited
AMVEST Mineral Services, Inc. (a Virginia corporation)	liability company)
AMVEST Minerals Company, LLC (a Virginia limited liability	CONSOL of Kentucky Inc. (a Delaware corporation)
company)	CONSOL of Ohio LLC (an Ohio limited liability company)
AMVEST Oil & Gas, Inc. (a Virginia corporation)	CONSOL Pennsylvania Coal Company LLC (formerly CONSOL
AMVEST West Virginia Coal, LLC (a West Virginia limited	Pennsylvania Coal Company) (a Delaware limited liability
liability company)	company)
Braxton-Clay Land & Mineral, Inc. (a West Virginia corporation)	Fola Coal Company, LLC d/b/a Powellton Coal Company (a West
Cardinal States Gathering Company (a Virginia general partnership)	Virginia limited liability company)
CNX Coal Resources LP (a Delaware limited partnership)	Glamorgan Coal Company, LLC (a Virginia limited liability
CNX Funding Corporation (a Delaware corporation)	company)
CNX Gas Company LLC (a Virginia limited liability company)	Helvetia Coal Company (a Pennsylvania corporation)
CNX Gas Corporation (a Delaware corporation)	Island Creek Coal Company (a Delaware corporation)
CNX Land LLC (a Delaware limited liability company)	Knox Energy, LLC (a Tennessee limited liability company)
CNX Marine Terminals Inc. (formerly Consolidation	Laurel Run Mining Company (a Virginia corporation)
Coal Sales Company) (a Delaware corporation)	Leatherwood, Inc. (a Pennsylvania corporation)
CNX Operating LLC (a Delaware limited liability company)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
CNX RCPC LLC (a Delaware limited liability company)	company)
CNX Thermal Holdings LLC (a Delaware limited liability company)	MOB Corporation (a Pennsylvania corporation)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (a West	Mon-View, LLC (a West Virginia limited liability company)
Virginia limited liability company)	MTB LLC (a Delaware limited liability company)
Coalfield Pipeline Company (a Tennessee corporation)	Nicholas-Clay Land & Mineral, Inc. (a Virginia corporation)
Conrhein Coal Company (a Pennsylvania general partnership)	Panda Bamboo Holdings, Inc. (a Delaware corporation)
CONSOL Amonate Facility LLC (a Delaware limited liability	Paros Corp. (a Delaware corporation)
company)	Peters Creek Mineral Services, Inc. (a Virginia corporation)
CONSOL Amonate Mining Company LLC (a Delaware limited	R&PCC LLC (a Pennsylvania limited liability company)
liability company)	TEAGLE Company, LLC (a Virginia limited liability company)
CONSOL Buchanan Mining Company LLC (a Delaware limited	TECPART Corporation (a Delaware corporation)
liability company)	Terra Firma Company (a West Virginia corporation)
CONSOL Energy Canada Ltd. (a Canadian corporation)	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
CONSOL Energy Holdings LLC VI (a Delaware limited liability	company)
company)	Terry Eagle Limited Partnership (a West Virginia limited
CONSOL Energy Sales Company (formerly CONSOL Sales	partnership)
Company) (a Delaware corporation)	Vaughan Railroad Company (a West Virginia corporation)
CONSOL Financial Inc. (a Delaware corporation)	Windsor Coal Company (a West Virginia corporation)
CONSOL Mining Company LLC (a Delaware limited liability	Wolfpen Knob Development Company (a Virginia corporation)
company)